Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-111540, 333-115667, 333-117082, 333-120072, 333-120092, and 333-126609) and in the related Prospectuses, and the Registration Statements on Form S-8 (File Nos. 333-111393, 333-109006, 333-83804, 333-58518, 333-118178 and 333-114642) of American Access Technologies, Inc. of our report dated January 30, 2005, except for the fifth paragraph of Note 1 as to which the date is February 3, 2005, and the fifth paragraph of Note 14 as to which the date is February 18, 2005 and Note 20 as to which the date is August 12, 2005, with respect to the consolidated financial statements of American Access Technologies, Inc. and Subsidiaries which appears in the Annual Report on Form 10-KSBA of American Access Technologies, Inc. and Subsidiaries included in this Annual Report on Form 10-KSBA for the year ended December 31, 2004. The report included an explanatory paragraph regarding the restatement of the financial statements as of and for the year ended December 31, 2004.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida

August 12, 2005